Exhibit 23.01


INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in this Registration Statement of South Carolina Electric & Gas Company on Form S-3 of the report dated February 8, 1999 appearing in the Annual Report on Form 10-K of South Carolina Electric & Gas Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Columbia, South Carolina
August 31, 1999